ARTICLES OF INCORPORATION
                                       OF
                                TRADERIGHT, CORP.

     The undersigned incorporator hereby forms a corporation under Chapter 607 of the laws of the State of Florida.

                            ARTICLE I.          NAME
                            ----------          ----

     The name of the corporation shall be:
                                TRADERIGHT, CORP.

The address of the principal office of this corporation shall be 123 Northwest 13th Street, Suite 221, Boca Raton, Florida 33432, and the mailing address of the corporation shall be the same.

                       ARTICLE II.     NATURE OF BUSINESS
                       -----------     ------------------

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                         ARTICLE III.     CAPITAL STOCK
                         ------------     -------------

     The maximum number of shares of stock that this corporation is authorized to have outstanding at one time is 1000 shares of common stock having $1.00 par value per share.

                         ARTICLE IV.     REGSTERED AGENT
                         -----------     ---------------

     The street address of the initial registered office of the corporation shall be 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of the corporation at that address is Corporation Services Company.

                        ARTICLE V.     TERM OF EXISTENCE
                        ----------     -----------------

     This corporation is to exist perpetually.

                          ARTICLE VI.     INCORPORATOR
                          -----------     ------------

     The name and street address of the incorporator to these Articles of
Incorporation:
                           Corporation Service Company
                                1201 Hays Street
                           Tallahassee, Florida  32301

     IN WITNESS WHEREFOR, the undersigned agent of Corporation Service Company, has hereunto set their hand and seal of Corporation Service Company on December 1, 1997.
                            CORPORATION SERVICE COMPANY
                            BY:_____________________________
                            Its Agent, Karen B. Rozar

                                     ------
                    ACCEPTANCE OF REGISTERED AGENT DESIGNATED
                    -----------------------------------------
                           IN ARTICLES OF INCORPORATION
                          -----------------------------

     Corporation Service Company, a Delaware corporation authorized to transact business in this registered office of the corporation named above, and having been designated as the Registered Agent in the above and foregoing Articles, is familiar with and accepts the obligations of the position of Registered Agent under Section 607.0505, Florida Statutes.

     CORPORATION SERVICE COMPANY

     By:______________________________
     Its Agent, Karen B. Rozaer

HBD/acp